EXHIBIT 10.5

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement, dated as of January 16, 2018 (this “Agreement”) is made and entered into by and between SinglePoint Inc. a Nevada corporation (“SinglePoint”), and ShieldSaver, a Colorado Limited Liability Company (LLC) (“ShieldSaver”). SinglePoint and ShieldSaver may collectively be referred to herein as the “Parties” or individually as “Party”.

RECITALS

WHEREAS, this Agreement contemplates, among other things, a transaction in which, subject to the terms and conditions of this Agreement, SinglePoint will purchase 51% of the membership interests in ShieldSaver, in exchange for the consideration set forth in this Agreement (the “Transaction”);

WHEREAS, SinglePoint and ShieldSaver’s Board of Directors deem it advisable and in the best interests of the each company that the Parties consummate the Transaction, upon the terms and subject to the conditions provided for herein;

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, and intending to be legally bound, the Parties agree as follows.

ARTICLE 1

THE TRANSACTION

1.1 The Transaction; Closings. Upon the terms and subject to the conditions hereof, the parties shall do the following:

(a) Subject to the terms and conditions of this Agreement, SinglePoint agrees to purchase at the applicable Closing (as defined below) and ShieldSaver agrees to sell and issue SinglePoint at the applicable Closing that percentage of shares of ShieldSaver Membership Interested, set forth below for the consideration set forth below.

(b) Within seven days of the date hereof (such date, the “First Closing Date” and the closing occurring on such date, the “First Closing”), ShieldSaver shall update its operating agreement to reflect SinglePoint’s 51% equity of ShieldSaver membership interests and, in consideration thereof, SinglePoint shall:

1) issue to ShieldSaver a certificate representing that number of shares of SinglePoint common stock, par value $0.0001 per share (“SinglePoint Common Stock”), with an aggregate value of Six Hundred Seventy Thousand Dollars ($670,000) based upon the applicable closing Trading Price and

2) make multiple deposits per Exhibit A – Performance Milestones to ShieldSaver with an aggregate value of Two Hundred Thousand Dollars ($200,000) via a cashier’s check or wire payment, and

3) fund software development efforts valued at up to One Hundred Fifty Thousand Dollars ($150,000) beginning within 30 days of closing.

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(c) Clawback Provision. ShieldSaver acknowledges that the purchase price is based in part on the attainment of milestones defined in Exhibit A. In the event that ShieldSaver fails to achieve a milestone for any reason, SinglePoint shall have the right to withhold milestone deposits and require ShieldSaver to return issued shares of SinglePoint Common Stock as follows:

1) Milestone 1 – 10% of the number of shares issued to ShieldSaver

2) Milestone 2 – 20% of the number of shares issued to ShieldSaver

3) Milestone 3 – 20% of the number of shares issued to ShieldSaver

(d) As consideration for this Agreement ShieldSaver hereby grants to SinglePoint recognition of assets, books and revenues.

1.2 Certain Definitions: The following capitalized terms as used in this Agreement shall have the respective definitions:

“Closing” means the First Closing, or Second Closing.

“Closing Date” means the First Closing Date, Or Second Closing Date as applicable.

“Contract” means any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument.

“Knowledge” means the actual knowledge after due inquiry of the officers, managers, members or directors of the referenced party.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means an adverse effect on either referenced party or the combined entity resulting from the consummation of the transactions contemplated by the Agreement, or on the financial condition, results of operations or business, before or after the consummation of the transactions contemplated by the Agreement which as a whole is or would be considered material to an investor in the securities of such party.

“Operating Agreement” means that certain Operating Agreement of ShieldSaver, by and among those persons listed on Exhibit A thereof.

“Person” means any individual, corporation, partnership, joint venture, trust, business association, organization, governmental authority or other entity.

“Securities Act” means the Securities Act of 1933, as amended.

“Tax” or “Taxes” means any and all applicable central, federal, provincial, state, local, municipal and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

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“Trading Price” means the per share closing price per share of SinglePoint Common Stock on the OTC market. This is applicable to the Closing Date.

Article 2

REPRESENTATIONS AND WARRANTIES OF SINGLEPOINT

Except as otherwise disclosed herein or in a disclosure schedule attached hereto, SinglePoint hereby represents and warrants to ShieldSaver as follows:

2.1 Organization and Qualification. SinglePoint is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. SinglePoint is not, to its Knowledge, in violation nor default of any of the provisions of its articles of incorporation, bylaws or other organizational or charter documents. SinglePoint is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect, and no proceeding has been instituted in any such jurisdiction revoking, limiting, or curtailing or seeking to revoke, limit, or curtail such power and authority or qualification.

2.2 Issuance of the SinglePoint Common Stock. The shares of SinglePoint Common Stock to be issued hereunder are duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed on or by SinglePoint other than restrictions on transfer provided for in this Agreement.

2.3 Capitalization. The authorized capital stock of SinglePoint is as set forth in its filings posted on the OTC Markets website, which ShieldSaver has had an opportunity to review. All of the issued and outstanding shares of capital stock of SinglePoint as of the date of the Agreement are and as of the applicable Closing will be, duly authorized, validly issued, fully paid, non- assessable and free of preemptive rights. There are no voting trusts or any other agreements or understandings with respect to the voting of SinglePoint’s capital stock. Except as set forth in its filings posted on the OTC Markets website, SinglePoint has (a) no other class of capital stock or other security of SinglePoint is authorized, issued, reserved for issuance or outstanding, (b) no authorized or outstanding options, warrants, equity, securities, calls, rights, commitments or agreements of any character by which SinglePoint is obligated to issue, deliver, or sell, or cause to be issued, delivered, or sold, any shares of capital stock or other securities of SinglePoint, and (c) no outstanding contractual obligations (contingent or otherwise) of SinglePoint to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, SinglePoint.

2.4 Certain Corporate Matters. SinglePoint is duly qualified to do business as a corporation and is in good standing under the law of the State of Nevada. SinglePoint has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

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2.5 Authority Relative to this Agreement. SinglePoint has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by SinglePoint have been duly authorized by SinglePoint’s Board of Directors and no other actions on the part of SinglePoint are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by SinglePoint and constitutes a valid and binding agreement, enforceable against SinglePoint in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

2.6 Consents and Approvals; No Violations. Except for applicable requirements of federal securities laws and state securities or blue-sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by SinglePoint of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by SinglePoint nor the consummation by SinglePoint of the transactions contemplated hereby, nor compliance by them with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter of bylaws of SinglePoint, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which SinglePoint is a party or by which any of its properties or assets may be bound, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to SinglePoint, or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to SinglePoint taken as a whole.

2.7 Books and Records. The books and records of SinglePoint delivered to ShieldSaver prior to the First Closing fully and fairly reflect the transactions to which SinglePoint is a party or by which it or its properties are bound.

2.8 Intellectual Property. SinglePoint has no Knowledge of any claim that, or inquiry as to whether any product, activity or operation of SinglePoint infringes upon or involves, or has resulted in the infringement of, any trademarks, trade-names, service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened.

2.9 Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of SinglePoint, threatened against or affecting SinglePoint or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local, or foreign) (collective, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of the Agreement or (ii) could, if neither SinglePoint nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Knowledge of SinglePoint, there is not pending or contemplated, any investigation by any regulatory body involving SinglePoint or any current or former director or officer of SinglePoint.

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2.10 Legal Compliance. To the Knowledge of SinglePoint, no claim has been filed against SinglePoint alleging a violation of any applicable laws and regulations of foreign, federal, state or local governments and all agencies thereof. SinglePoint holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governments agencies required for the conduct of their respective businesses as presently conducted.

2.11 Contracts. SinglePoint is not in violation or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets are bound, except for violation or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.12 Labor Relations. No labor dispute exists or, to the Knowledge of SinglePoint, is imminent with respect to any of the employees of SinglePoint which could reasonably be expected to result in a Material Adverse Effect. None of SinglePoint’s employees is a member of a union that relates to such employee’s relationship with SinglePoint, and SinglePoint is not a party to a collective bargaining agreement, and SinglePoint believes that its relationships with its employees are good. No executive officer, to the Knowledge of SinglePoint is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject SinglePoint to any liability with respect to any of the foregoing matters. SinglePoint, to its Knowledge is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.13 Title to Assets. SinglePoint has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by it that is material to the business of SinglePoint free and clear of all Liens, except of Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by SinglePoint and Liens for the payment of Taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by SinglePoint are held under valid, subsisting and enforceable leases with which SinglePoint is in compliance.

2.14 Tax Status. Except for matters that would not, individually or in the aggregate, have reasonably be expected to result in a Material Adverse Effect, SinglePoint has timely filed all necessary Tax returns and has paid or accrued all Taxes shown as due thereon, and SInglepoint has no Knowledge of a tax deficiency which has been asserted or threatened against SinglePoint.

2.15 Minute Books. The minute books of SinglePoint made available to ShieldSaver contain a complete summary of all meetings and written consents in lieu of meeting of directors since the time of incorporation.

2.16 Employee Benefits. SinglePoint has (including the two years preceding the date hereof has had no plans which are subject to ERISA.

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2.17 Patents and Trademarks. SinglePoint has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses, and other intellectual property rights and similar rights as necessary or material for use in connection with their business and which the failure to so have could have a material Adverse Effect (collectively, the “Intellectual Property Rights”). SinglePoint has not received notice (written or otherwise) that any of the Intellectual Property Rights used by SinglePoint violates or infringes upon the rights of any person. The the Knowledge of SinglePoint all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person or any of the Intellectual Property Rights. SinglePoint has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.18 Purchase Entirely for Own Account. This Agreement is made with SinglePoint in reliance upon SinglePoint’s representation to ShieldSaver, which by SinglePoint’s execution of this Agreement SinglePoint hereby confirms that the ShieldSaver Membership Interests to be received by SinglePoint (collectively, the “Securities” will be acquired for investment for SinglePoint’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that SinglePoint has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, SInglepoint further represents that SinglePoint does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

2.19 Disclosure of Information. SinglePoint believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. SinglePoint further represents that it has had an opportunity to ask questions and receive answers from ShieldSaver regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of ShieldSaver.

2.20 Investment Experience. SinglePoint is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk or its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

2.21 Accredited Investor. SinglePoint is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

2.22 Restricted Securities. SinglePoint understands that the Securities will be characterized as “restricted securities” under the federal securities laws in as much as they are being acquired from ShieldSaver in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understand the resale limitations imposed thereby and by the Securities Act.

2.23 Disclosure. The representations and warranties and statement of fact made by SinglePoint in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

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Article 3

REPRESENTATIONS AND WARRANTIES OF SHIELDSAVER LLC

Except as otherwise disclosed herein or in a disclosure schedule attached hereto, ShieldSaver hereby represents and warrants to SinglePoint as follows:

3.1 Organization and Qualification. ShieldSaver is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. ShieldSaver is not, to its Knowledge, in violation nor default of any of the provisions of its articles of incorporation, bylaws or other organizational or charter documents. ShieldSaver is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect, and no proceeding has been instituted in any such jurisdiction revoking, limiting, or curtailing or seeking to revoke, limit, or curtail such power and authority or qualification.

3.2 Issuance of the ShieldSaver Membership Interests. The ShieldSaver Membership Interests are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and non assessable, free and clear of all Liens imposed on or by ShieldSaver other than restrictions on transfer provided for in this Agreement or the Operating Agreement.

3.3 Capitalization. As of the date hereof, the capitalization of ShieldSaver is as set forth in its current operating agreement. No Person has any right of first refusal, preemptive right, right of participation or any similar right to participate in the transactions contemplated by this Agreement. Other than the transactions contemplated by this Agreement, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible to or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any of ShieldSaver’s Membership Interests or Contracts, commitments, understandings or arrangements by which ShieldSaver is or may become bound to issue additional ShieldSaver Membership Interest or their equivalents. The issuance of the ShieldSaver Membership Interests will not obligate ShieldSaver to issue ShieldSaver Membership interests to any Person and will not result in a right of any holder of ShieldSaver securities to adjust the exercise, conversion, exchange or reset price under any such securities All of the outstanding ShieldSaver Membership Interests are validly issued, fully paid, and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding ShieldSaver Membership Interests was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any member or manager of ShieldSaver is required for the issuance of the ShieldSaver Membership Interests to be issued hereunder. Other than the Operating Agreement, there are no member agreements, voting agreements or other similar agreements with respect to ShieldSaver Membership Interests to which ShieldSaver is a party or, to the Knowledge of ShieldSaver, between or among any of ShieldSaver’s members.

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3.4 Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of ShieldSaver, threatened against or affecting ShieldSaver or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local, or foreign) (collective, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of the Agreement or the ShieldSaver Membership Interests (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither ShieldSaver nor any current Member or Manager thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Knowledge of ShieldSaver, there is not pending or contemplated, any investigation by any regulatory body involving ShieldSaver or any current Member or Manager of ShieldSaver.

3.5 Compliance. To the Knowledge of ShieldSaver, no claim has been filed against ShieldSaver alleging a violation of any applicable laws and regulations of foreign, federal, state or local governments and all agencies thereof. To its knowledge ShieldSaver: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by ShieldSaver under), nor has ShieldSaver received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state, and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonable be expected to result in a Material Adverse Effect.

3.6 Tax Status. Except for matters that would not, individually or in the aggregate, have reasonably be expected to result in a Material Adverse Effect, ShieldSaver has timely filed all necessary Tax returns and has paid or accrued all Taxes shown as due thereon, and ShieldSaver has no Knowledge of a tax deficiency which has been asserted or threatened against ShieldSaver.

3.7 Foreign Corrupt Practices. Neither ShieldSaver, nor to the Knowledge of ShieldSaver, any agent or other person acting on behalf of ShieldSaver, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully and contribution made by ShieldSaver (or made by any person acting on its behalf of which ShieldSaver is aware) which is in violation of law or (iv) violate in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

3.8 No Disagreements with Accountants and Lawyers. To the Knowledge of ShieldSaver, there are no disagreements of any kind, including but not limited to any disagreements regarding fees owed for services rendered, presently existing, or reasonably anticipated by ShieldSaver to arise between ShieldSaver and the accountants and lawyers formerly or presently employed by ShieldSaver which could affect ShieldSaver’s ability to perform any of its obligations under this Agreement, and ShieldSaver is current with respect to any fees owed to its accountants and lawyers.

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3.9 Employee Benefits. ShieldSaver has (including the two years preceding the date hereof) had no plans which are subject to ERISA.

3.10 Contracts. ShieldSaver is not in violation or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets are bound, except for violation or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.11 No Undisclosed Liabilities. Except as otherwise disclosed in ShieldSaver’s Financial Statements or incurred in the ordinary course of business, ShieldSaver has no other undisclosed liabilities whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise.

3.12 Disclosure. The representations and warranties and statement of fact made by ShieldSaver in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

Article 4

COVENANTS OF THE PARTIES

4.1 Examinations and Investigations. Prior to the First Closing and each subsequent Closing, each party shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records, and financial condition of SinglePoint and ShieldSaver as each party may request. In order that each party may have the full opportunity to do so, SinglePoint and ShieldSaver shall furnish each party and its representatives during such period with all such information concerning the affairs of SinglePoint or ShieldSaver as each party or its representatives may reasonable request and cause SinglePoint or ShieldSaver and their respective officers, employees, members, managers, consultants, agents, accountants and attorneys to cooperate fully with each party’s representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each party and/or its representatives. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination of original documents will be at each party’s premises, with copies thereof to be provided to each party and/or its representatives upon request.

4.2 Cooperation; Consents. Prior to each Closing, each party shall cooperate with the other party to the end that the parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other persons the consent or approval of which, or the license or permit from which is required for the consummation of the transactions contemplated hereby and (ii) provide to each party such information as the other party may reasonably request in order to enable it to prepare such filings and conduct such negotiations.

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4.3 Litigation. From the date hereof through each Closing, each party hereto shall promptly notify the representative of the other party of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, member, manager, employee, consultant, agent or shareholder thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a Material Adverse Effect.

4.4 Notice of Default. From the date hereof through each Closing, each party hereto shall give to the representative of the other party prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of such party’s representations or warranties herein.

4.5 Public Announcements. Unless otherwise required by applicable Law, no Party shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed), and the Parties shall cooperate as to the timing and contents of any such announcement.

4.6. Further Assurances. Following the Closing, each of the Parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other transaction documents.

ARTICLE 5

CONDITIONS TO CLOSING

5.1 Conditions of ShieldSaver’s Obligations at Closing. The obligations of ShieldSaver under this Agreement are subject to the fulfillment on or before the applicable Closing of each of the following conditions:

(a) Representations and Warranties to be True. The representations and warranties of SinglePoint herein contained shall be true in all material respects at such Closing with the same effect as though made at such time.

(b) Performance. SinglePoint shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to such Closing.

(c) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the applicable securities pursuant to this Agreement at such Closing shall be duly obtained and effective as of such Closing.

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(d) Payment of Purchase Price. SinglePoint shall have delivered the applicable purchase price specified in Section 1.1

(e) No Adverse Effect. The business and operations of SinglePoint and ShieldSaver will not have suffered any Material Adverse Effect.

5.2 Conditions of SinglePoint’s Obligations at Closing. The obligations of SinglePoint under this Agreement are subject to the fulfillment on or before the applicable Closing of each of the following conditions:

(a) Representations and Warranties to be True. The representations and warranties of ShieldSaver herein contained shall be true in all material respects at such Closing with the same effect as though made at such time.

(b) Performance. ShieldSaver shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to such Closing.

(c) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the applicable securities pursuant to this Agreement at such Closing shall be duly obtained and effective as of such Closing.

(d) No Adverse Effect. The business and operations of SinglePoint and ShieldSaver will not have suffered any Material Adverse Effect.

5.3 Indemnification By ShieldSaver. Subject to the other terms and conditions of this Agreement, ShieldSaver shall indemnify SinglePoint against, and shall hold SinglePoint harmless from and defend against, any and all Losses incurred or sustained by, or imposed upon, SinglePoint based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of ShieldSaver contained in this Agreement; or

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by ShieldSaver pursuant to this Agreement.

5.4. Certain Limitations. The party making a claim under this Article 5 is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this Article 5 is referred to as the “Indemnifying Party”. The indemnification provided for in Section 5.3 shall be subject to the following limitations:

(a) The Indemnifying Party shall not be liable to the Indemnified Party for indemnification under Section (a), until the aggregate amount of all Losses in respect of indemnification under Section 5.3(a) exceeds $10,000 (the “Deductible”), in which event the Indemnifying Party shall only be required to pay or be liable for Losses in excess of the Deductible.

(b) The aggregate amount of all Losses for which an Indemnifying Party shall be liable pursuant to Section 5.3(a) shall not exceed the Purchase Price.

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(c) Payments by an Indemnifying Party pursuant to Section 5.3 in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds received by the Indemnified Party in respect of any such claim. The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies for any Losses while seeking indemnification under this Agreement.

(d) In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive damages.

(e) In determining any indemnification obligation or Losses resulting from the breach of any representation or warranty, all references to “materiality” or “Material Adverse Effect” in the subject representation or warranty shall be ignored.

5.5 Indemnification Procedures.

(a) Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any action, suit, claim or other legal proceeding made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section (b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. If the Indemnifying Party elects not to compromise or defend such Third Party Claim or fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, the Indemnified Party may, subject to Section (b), pay, compromise, or defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. Seller and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

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(b) Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), except as provided in this Section 5.5(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section (a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c) Direct Claims. Any claim by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. During such thirty-day (30) period, the Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim. The Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Indemnified Party’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty-day (30) period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

ARTICLE 6

TERMINATION

6.1 This agreement may be terminated at any time within 30 days’ prior written notice to the other party in the event there has been a breach by such party of any material term of this Agreement. Such receiving party shall have 10 business days to cure such breach after receipt of such written notice.

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ARTICLE 7

GENERAL PROVISIONS

7.1 Notices. Any and all notices and other communications hereunder shall be in writing and shall be deemed duly given to the party to whom the same is so delivered, sent or mailed at addresses and contact information set forth on the signature pages hereof (or at such other address for a party as shall be specified by like notice). Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) on the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 pm (local time of the recipient) on a business day, (b) on the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 pm (local time of the recipient) on any business day, (c) on the second business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.

7.2 Interpretation; Survival. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated. The warranties, representations and covenants of SinglePoint and ShieldSaver contained in or made pursuant to this Agreement shall survive the execution and delivery of this agreement and the applicable Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of ShieldSaver or SinglePoint.

7.3 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party’s anticipated benefits under this Agreement.

7.4 Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

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7.5 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Nevada. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, members, managers, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the County of Clark. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Clark for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

7.6 Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile, which facsimile shall be deemed to be, and utilized in all respects as an original wet-inked manually executed document.

7.7 Waiver. No waiver by any party or any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party’s rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

[Remainder of Page Left Blank Intentionally]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SHIELDSAVER LLC

By:
Name:	Dan Shikiar
Title:	Chief Executive Officer

Address for Notices

Address:	535 16th Street, Suite 810, Denver, CO 80202
Tel:	888-967-2837
Fax:

SINGLEPOINT, INC.

By:
Name:	Greg Lambrecht
Title:	Chief Executive Officer

Address for Notices

Address:	2999 N. 44th St, Suite 530, Phoenix, AZ 85018
Tel:	855-711-2009
Fax:

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Exhibit A – Performance Milestones and Cash Distribution Schedule

Milestone	Description	Due Date	Funds to Be Distributed if Milestone Met	Shares Subject to Clawback
Letter of Intent	Signed Letter of Intent to Acquire ShieldSaver	Completed December 22nd, 2017	$20,000	Not Applicable
First Closure	Signed Purchase Agreement	January 16th, 2018	$60,000	Not Applicable
Milestone 1	Actively Provide ShieldSaver Service in at least 1 location	February 28th, 2018	$40,000	10% of issued shares
Milestone 2	Actively Provide ShieldSaver Service in at least 2 location	April 15th, 2018	$40,000	20% of issued shares
Milestone 3	Actively Provide ShieldSaver Service in at least 3 locations including 1 that is outside of Colorado	June 15th, 2018	$40,000	20% of issued shares

Definitions

Actively Provide ShieldSaver Service. In order to achieve the requirement to be actively providing ShieldSaver Server at a location, ShieldSaver must meet the following criteria:

1) Have a documented agreement with the owner or management of a parking lot that allows ShieldSaver to use its technology to offer auto glass replacement quotes to vehicles parked at that lot on a recurring basis.

2) The parking lot must have a capacity of at least 1000 vehicles.

3) ShieldSaver must have agreements with employees, contractors, or a staffing agency or similar entity for personnel to canvas the parking lot and issue quotes

4) ShieldSaver must have been actively issuing quotes for at least 1 day at this location.

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